Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of January 26, 2007 and the Unaudited Pro Forma Condensed Combined Statement of Operations data for the three months ended January 26, 2007 and the year ended October 27, 2006 are based on the historical financial statements of Esterline and derived from the historical financial data of CMC Holdings after giving effect to the acquisition using the purchase method of accounting and applying the estimates, assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The historical financial data of CMC was prepared using accounting principles generally accepted in Canada (Canadian GAAP) presented in Canadian dollars. Accordingly, the CMC amounts have been adjusted to reflect differences between Canadian GAAP and accounting principles generally accepted in the United States (U.S. GAAP), and were translated to U.S. dollars. The unaudited pro forma condensed combined financial data is based on estimates and assumptions which are preliminary. The unaudited pro forma condensed combined financial statements do not purport to represent what Esterline’s financial position or results of operations would actually have been if the proposed acquisition had in fact occurred on the dates indicated or to project Esterline’s financial position or results of operations as of any future date or for any future period. Investors are cautioned not to place undue reliance on this unaudited pro forma financial information.

For pro forma purposes:

•

Esterline’s unaudited balance sheet as of January 26, 2007 has been combined with CMC Holdings’ unaudited balance sheet as of December 31, 2006 as if the proposed acquisition had occurred on January 26, 2007;

•

Esterline’s unaudited statement of operations for the three months ended January 26, 2007 has been combined with CMC Holdings’ unaudited financial data reporting operating results for the three months ended December 31, 2006 as if the proposed acquisition had occurred on October 29, 2005; and

•

Esterline’s statement of operations for the year ended October 27, 2006 has been combined with CMC Holdings’ unaudited financial data reporting operating results for the year ended September 30, 2006 as if the proposed acquisition had occurred on October 29, 2005.

The CMC Holdings amounts combined in the unaudited pro forma combined financial statements referred to above were translated to U.S. dollars using a spot rate of .8475 as of January 26, 2007 and an average rate of .8719 and .8789 for the three months ended January 26, 2007 and the year ended October 27, 2006, respectively, except for stockholders’ equity, which have been translated using historical exchange rates.

Under the purchase method of accounting, the total estimated pro forma purchase price of approximately USD $336.2 million, calculated as described in Note 1 to these Unaudited Pro Forma Condensed Combined Financial Statements, is allocated to the net tangible and intangible assets acquired in connection with the acquisition, based on their estimated fair values as of January 26, 2007. These amounts, which are based on management’s judgment, are estimates of fair values of the net assets reflected in these Unaudited Pro Forma Condensed Combined Financial Statements. A final determination of these fair values will be based on an independent third party’s estimate of the fair values of the tangible and intangible assets and management’s estimates of the fair values of the remaining net assets. This final valuation will be based on the actual net tangible and intangible assets of CMC Holdings that exist as of the closing date. The effect of the final valuation could cause material differences to the following pro forma information.

These Unaudited Pro Forma Condensed Combined Financial Statements and accompanying notes should be read in conjunction with the historical financial statements and the related notes thereto of CMC Holdings. This data should also be read in conjunction with Esterline’s historical financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference to Esterline’s Annual Report on Form 10-K for the year ended October 27, 2006 and Quarterly Report on Form 10-Q for the three months ended January 26, 2007.

Esterline Technologies Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

January 26, 2007

(U.S. GAAP basis)

In Thousands

	Esterline Technologies Corporation	CMC Holdings (historical, reclassified)	Pro Forma Adjustments	Note 2		Pro Forma Combined
Assets

Current Assets
Cash and cash equivalents	$48,264	$8,550	$(8,550)	(G	)	$48,264
Cash in escrow	4,460	—	—			4,460
Accounts receivable, net	174,139	34,211	—			208,350
Inventories	190,172	43,175	5,395	(A	)	238,742
Income tax refundable	8,550	3,487	666	(I	)	12,703
Deferred income tax benefits	29,984	2,292	—			32,276
Prepaid expenses	12,146	2,654	—			14,800

Total Current Assets	467,715	94,369	(2,489)			559,595

Property, Plant & Equipment, net	171,651	23,497	13,042	(B	)	208,190

Other Non-Current Assets
Goodwill	370,755	64,507	143,694	(D	)	578,956
Intangibles, net	243,315	26,495	97,833	(C	)	367,643
Debt issuance costs, net	4,300	—	5,708	(E	)	10,008
Deferred income tax benefits	14,790	12,600	—			27,390
Other assets	27,119	6,966	(6,966)	(C	)	27,119

Total Assets	$1,299,645	$228,434	$250,822			$1,778,901

Unaudited Pro Forma Condensed Combined Balance Sheet as of January 26, 2007

In Thousands

	Esterline Technologies Corporation	CMC Holdings (historical, reclassified)	Pro Forma Adjustments	Note 2		Pro Forma Combined
Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$56,574	$27,681	$—			$84,255
Accrued liabilities	102,810	32,322	—			135,132
Credit facilities	8,011	—	66,887	(J	)	74,898
Current maturities of long-term debt	7,282	6,172	—			13,454
Federal and foreign income taxes	3,716	10,051	—			13,767

Total Current Liabilities	178,393	76,226	66,887			321,506

Long-Term Liabilities
Long-term debt, net of current maturities	283,320	10,411	264,589	(J	)	558,320
Deferred income taxes	74,231	4,649	36,561	(I	)	115,441
Other liabilities	24,462	16,869	3,064	(H	)	44,395

Commitments and Contingencies	—	—	—			—

Minority Interest	3,318	—	—			3,318

Shareholders’ Equity
Common stock	5,116	127,540	(127,540)	(F	)	5,116
Additional paid-in capital	274,271	8	(8)	(F	)	274,271
Retained earnings	413,786	(2,725)	2,725	(F	)	413,786
Accumulated other comprehensive income	42,748	(4,544)	4,544	(F	)	42,748

Total Shareholders’ Equity	735,921	120,279	(120,279)			735,921

Total Liabilities and Shareholders’ Equity	$1,299,645	$228,434	$250,822			$1,778,901

See accompanying notes.

Esterline Technologies Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended January 26, 2007

(U.S. GAAP basis)

In Thousands, except per share amounts

	Esterline Technologies Corporation	CMC Holdings (historical, reclassified)	Pro Forma Adjustments	Note 2		Pro Forma Combined

Net Sales	$257,244	$43,124	$—			$300,368
Cost of Sales	182,675	26,594	175	(L	)	209,444

	74,569	16,530	(175)			90,924
Expenses
Selling, general and administrative	42,375	10,494	986	(K,L	)	53,855
Research, development and engineering	13,551	2,085	—			15,636

Total Expenses	55,926	12,579	986			69,491
Other
Other income	(10)	—	—			(10)
Insurance recovery	(1,647)	—	—			(1,647)

Total Other	(1,657)	—	—			(1,657)

Operating Earnings	20,300	3,951	(1,161)			23,090

Interest income	(504)	(1,550)	—			(2,054)
Interest expense	5,524	336	5,530	(M	)	11,390

Other (Income) Expense, Net	5,020	(1,214)	5,530			9,336

Income Before Income Taxes	15,280	5,165	(6,691)			13,754
Income Tax Expense (Benefit)	2,385	(1,616)	(3,696)	(I	)	(2,927)

Income Before Minority Interest	12,895	6,781	(2,995)			16,681

Minority Interest	(94)	—	—			(94)

Net Earnings	$12,801	$6,781	$(2,995)			$16,587

Earnings Per Share:
Basic	$.50					$.65
Diluted	$.49					$.64

See accompanying notes.

Esterline Technologies Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended October 27, 2006

(U.S. GAAP basis)

In Thousands, except per share amounts

	Esterline Technologies Corporation	CMC Holdings (historical, reclassified)	Pro Forma Adjustments	Note 2		Pro Forma Combined

Net Sales	$972,275	$180,336	$—			$1,152,611
Cost of Sales	671,419	119,013	567	(L	)	790,999

	300,856	61,323	(567)			361,612
Expenses
Selling, general and administrative	159,624	35,943	3,878	(K,L	)	199,445
Research, development and engineering	52,612	14,350	—			66,962

Total Expenses	212,236	50,293	3,878			266,407
Other
Other income	(490)	—	—			(490)
Insurance recovery	(4,890)	—	—			(4,890)

Total Other	(5,380)	—	—			(5,380)

Operating Earnings	94,000	11,030	(4,445)			100,585

Interest income	(2,642)	(265)	—			(2,907)
Interest expense	21,290	1,433	22,121	(M	)	44,844
Loss on extinguishment of debt	2,156	—	—			2,156

Other Expense, Net	20,804	1,168	22,121			44,093

Income Before Income Taxes	73,196	9,862	(26,566)			56,492
Income Tax Expense (Benefit)	16,716	1,542	(14,770)	(I	)	3,488

Income Before Minority Interest	56,480	8,320	(11,796)			53,004

Minority Interest	(865)	—	—			(865)

Net Earnings	$55,615	$8,320	$(11,796)			$52,139

Earnings Per Share:
Basic	$2.19					$2.05
Diluted	$2.15					$2.02

See accompanying notes.

Notes to Unaudited Pro Forma

Condensed Combined Financial Statements

Note 1.	Description of Acquisition and Pro Forma Purchase Price

The Unaudited Pro Forma Condensed Combined Financial Statements reflect the acquisition of all the outstanding CMC ordinary shares for approximately USD $336.2 million.

The total pro forma purchase price of the proposed acquisition is as follows:

In Thousands

Cash paid	$331.6
Estimated direct transaction costs of Esterline	4.6

Total estimated purchase price	$336.2

Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to CMC Holdings’ net tangible and intangible assets based on their estimated fair values as of the closing date. Based on the initial estimates, provided by management, and subject to material changes upon completion of a final valuation and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the allocation of the pro forma purchase price is as follows:

(In Thousands)

Current assets	$91,880
Property, plant and equipment	36,539
Intangible assets subject to amortization
Programs (18 year weighted average useful life)	124,328
Goodwill	208,201
Deferred tax assets	12,600

Total assets acquired	473,548

Current liabilities assumed	76,226
Deferred tax liabilities	41,210
Pension and other liabilities	19,933

Net assets acquired	$336,179

The fair value of acquired identified intangible assets is based upon a preliminary valuation report prepared by an independent third party. Other identified intangible assets, if identified upon completion of the final valuation report, will be amortized over their estimated useful lives.

Note 2.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect Esterline’s transaction and financing costs, and to eliminate CMC Holdings’ historical equity accounts. The amounts are presented to reflect the historical accounts of CMC Holdings from data prepared in Canadian dollars using Canadian GAAP and converted to U.S. GAAP via adjustments described below and then translated to U.S. dollars using a spot rate of .8475 as of January 26, 2007 and an average rate of .8719 and .8789 for the three months ended January 26, 2007 and the year ended October 27, 2006, respectively, except for stockholders’ equity, which have been translated using historical exchange rates.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities relating to Emerging Issues Task Force (EITF) No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. Esterline has no current plans to exit any business activities of CMC Holdings or to terminate any of its employees.

Esterline has not identified any pre-acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows (in thousands, except for per share data):

(A)	To record the fair value of acquired inventory in excess of its book value. The fair value of the acquired inventory in excess of its book value will be recorded as cost of sales in the period following acquisition. The expense was not reflected in the pro forma income statement because it is non-recurring.

(B)	To adjust acquired property, plant & equipment to its fair value.

(C)	To record and adjust the acquired intangible assets of CMC Holdings.

(D)	To record and adjust the goodwill acquired by Esterline of $208.2 million.

(E)	To reflect Esterline’s $5.7 million debt issuance costs, consisting primarily of financial advisory, legal and accounting fees.

(F)	To eliminate CMC Holdings’ historical shareholders’ equity accounts.

(G)	To eliminate CMC Holdings’ cash, which is to be paid to the seller as a result of the working capital adjustment.

(H)	To record the fair value of pension and post-retirement obligations based upon a report from an independent actuary.

(I)	To record the tax effect of the pro-forma adjustments.

(J)	To record the issuance of $175.0 million 6.625% Senior Notes due 2017 and financing from the $100.0 million term loan and the revolving credit facility.

(K)	To record additional amortization expense of acquired intangible assets based upon a preliminary analysis of their fair values, with a weighted average expected useful life of 18 years.

(L)	To record additional depreciation expense based upon fair value of acquired property, plant and equipment based upon a preliminary analysis of their fair values, with expected useful lives ranging from 3 to 30 years.

(M)	To record interest expense as a result of the issuance of the $175.0 million 6.625% Senior Notes, $100.0 million term loan and the revolving credit facility.

Note 3.	Pro Forma Earnings Per Share

Pro forma basic earnings per share was computed on the basis of weighted average number of shares outstanding during the three month period ended January 26, 2007 and the year ended October 27, 2006. Diluted earnings per share also includes the dilutive effect of stock options. The weighted average number of shares outstanding to compute pro forma basic earnings per share was 25,529,000 and 25,413,000 for the three month period ended January 26, 2007 and the year ended October 27, 2006, respectively. The weighted average number of shares outstanding to compute pro forma diluted earnings per share was 25,930,000 and 25,818,000 for the three month period ended January 26, 2007 and the year ended October 27, 2006.

Note 4.	Historical Financial Information of CMC

The following historical balance sheet information as of December 31, 2006 and the historical statement of operations information for the three months ended December 31, 2006 and the year ended September 30, 2006 of CMC Holdings are based on the historical financial information consisting of a balance sheet and statement of operating results prepared by management of CMC Holdings using Canadian GAAP and presented in Canadian dollars. We have converted this financial information to U.S. GAAP and translated them to U.S. dollars. The accompanying CMC Holdings financial information was translated to U.S. dollars using a spot rate of .8475 at December 31, 2006, and the average rates of .8719 and .8789 for the three months ended December 31, 2006 and the year ended September 30, 2006, respectively, except for stockholders’ equity, which have been translated using historical exchange rates.

Unaudited balance sheet information as of December 31, 2006:

In Thousands

	CMC Holdings (historical, reclassified, Canadian GAAP)	U.S. GAAP Adjustments	Note 5		CMC Holdings U.S. GAAP	CMC Holdings U.S. GAAP
	(CAD)	(CAD)			(CAD)	(USD)
Assets

Current Assets
Cash and cash equivalents	$10,089	$—			$10,089	$8,550
Cash in escrow	—	—			—	—
Accounts receivable, net	40,367	—			40,367	34,211
Inventories	47,605	3,339	(D	)	50,944	43,175
Income tax refundable	12,121	(8,007)	(A	)	4,114	3,487
Deferred income tax benefits	—	2,705	(A	)	2,705	2,292
Prepaid expenses	1,930	1,202	(B	)	3,132	2,654

Total Current Assets	112,112	(761)			111,351	94,369

Property, Plant & Equipment, net	27,725	—			27,725	23,497

Other Non-Current Assets
Goodwill	76,114	—			76,114	64,507
Intangibles, net	26,029	5,234	(C	)	31,263	26,495
Debt issuance costs, net	—	—			—	—
Deferred income tax benefits	—	14,867	(A	)	14,867	12,600
Other assets	8,219	—			8,219	6,966

Total Assets	$250,199	$19,340			$269,539	$228,434

Unaudited balance sheet information as of December 31, 2006

In Thousands

	CMC Holdings (historical, reclassified, Canadian GAAP)	U.S. GAAP Adjustments	Note 5		CMC Holdings U.S. GAAP	CMC Holdings U.S. GAAP
	(CAD)	(CAD)			(CAD)	(USD)
Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$32,662	$—			$32,662	$27,681
Accrued liabilities	37,630	508	(B	)	38,138	32,322
Credit facilities	—	—			—	—
Current maturities of long-term debt	7,283	—			7,283	6,172
Federal and foreign income taxes	—	11,860	(A	)	11,860	10,051

Total Current Liabilities	77,575	12,368			89,943	76,226

Long-Term Liabilities
Long-term debt, net of current maturities	12,284	—			12,284	10,411
Deferred income taxes	9,975	(4,490)	(A,B,C,D	)	5,485	4,649
Other liabilities	3,780	16,124	(C	)	19,904	16,869

Commitments and Contingencies	—	—			—	—

Minority Interest	—	—			—	—

Shareholders’ Equity
Common stock	150,490	—			150,490	127,540
Additional paid-in capital	9	—			9	8
Retained earnings	(5,958)	2,743	(B,D	)	(3,215)	(2,725)
Accumulated other comprehensive income	2,044	(7,405)	(C	)	(5,361)	(4,544)

Total Shareholders’ Equity	146,585	(4,662)			141,923	120,279

Total Liabilities and Shareholders’ Equity	$250,199	$19,340			$269,539	$228,434

Unaudited statement of operations information for the three months ended December 31, 2006:

In Thousands

	CMC Holdings (historical, reclassified, Canadian GAAP)	U.S. GAAP Adjustments	Note 5		CMC Holdings U.S. GAAP	CMC Holdings U.S. GAAP
	(CAD)	(CAD)			(CAD)	(USD)

Net Sales	$48,437	$1,021	(B	)	$49,458	$43,124
Cost of Sales	29,660	840	(D	)	30,500	26,594

	18,777	181			18,958	16,530
Expenses
Selling, general and administrative	11,113	922	(B,C	)	12,035	10,494
Research, development and engineering	1,439	952	(D	)	2,391	2,085

Total Expenses	12,552	1,874			14,426	12,579
Other
Other (income) expense	860	(860)	(B	)	—	—
Insurance recovery	—	—			—	—

Total Other	860	(860)			—	—

Operating Earnings	5,365	(833)			4,532	3,951

Interest income	(1,778)	—			(1,778)	(1,550)
Interest expense	385	—			385	336

Other Income, Net	(1,393)	—			(1,393)	(1,214)

Income Before Income Taxes	6,758	(833)			5,925	5,165
Income Tax Expense (Benefit)	(196)	(1,658)	(E	)	(1,854)	(1,616)

Income Before Minority Interest	6,954	825			7,779	6,781

Minority Interest	—	—			—	—

Net Earnings	$6,954	$825			$7,779	$6,781

Unaudited statement of operations information for the year ended September 30, 2006:

In Thousands

	CMC Holdings (historical, reclassified, Canadian GAAP)	U.S. GAAP Adjustments	Note 5		CMC Holdings U.S. GAAP	CMC Holdings U.S. GAAP
	(CAD)	(CAD)			(CAD)	(USD)

Net Sales	$205,148	$37	(B	)	$205,185	$180,336
Cost of Sales	133,465	1,947	(A	)	135,412	119,013

	71,683	(1,910)			69,773	61,323
Expenses
Selling, general and administrative	41,968	(1,073)	(B,C	)	40,895	35,943
Research, development and engineering	11,672	4,655	(A	)	16,327	14,350

Total Expenses	53,640	3,582			57,222	50,293

Other
Other (income) expense	(908)	908	(B	)	—	—
Insurance recovery	—	—			—	—

Total Other	(908)	908			—	—

Operating Earnings	18,951	(6,400)			12,551	11,030

Interest income	(301)	—			(301)	(265)
Interest expense	1,630	—			1,630	1,433

Other Expense, Net	1,329	—			1,329	1,168

Income Before Income Taxes	17,622	(6,400)			11,222	9,862
Income Tax Expense (Benefit)	9,147	(7,393)	(E	)	1,754	1,542

Income Before Minority Interest	8,475	993			9,468	8,320

Minority Interest	—	—			—	—

Net Earnings	$8,475	$993			$9,468	$8,320

Note 5.	U.S. GAAP Adjustments

The following adjustments reconcile CMC Holdings’ historical financial data to U.S. GAAP and to conform to the accounting policies of Esterline:

A.	Investment Tax Credits – Under Canadian GAAP, unused Federal investment tax credits are classified in Income taxes recoverable while under US GAAP they are classified in Deferred income taxes. Consequently, other tax items have been reclassified on the balance sheet.

B.	Derivatives – The Corporation has forward purchase and sales contracts that are designated as cash flow hedges of anticipated future revenue or purchases, as well as interest rate swap agreements.

Under Canadian GAAP, the gains and losses related to the forward contracts are recognized at maturity, concurrently with the recognition of the underlying item being hedged. The fair value of these contracts is not recognized on the balance sheet. The gains and losses on the interest rate swap agreements are recognized at each period end.

For US GAAP purposes, the Corporation elected not to adopt the optional hedge accounting provisions of FASB statements 133, 138 and 149, Accounting for Derivative Instruments and Hedging Activities. Accordingly, unrealized gains and losses resulting from the valuation of derivatives (including embedded derivatives) at fair value are recognized in net income as they arise and not concurrently with the recognition of the transaction being hedged.

C.	Minimum Pension Liability – Under US GAAP, if the accumulated benefit obligation exceeds the market value of plan assets, a minimum pension liability for the excess is recognized to the extent that the liability recorded in the balance sheet is less than the minimum liability. Any portion of this additional liability that relates to unrecognized past service cost is recognized as an intangible asset while the remainder is charged to Other Comprehensive Income. Canadian GAAP has no such requirement to record a minimum liability.

D.	Research tax credits – Under Canadian GAAP, non-refundable tax credits deductible against income taxes otherwise payable relating to research and development activities are recognized as a reduction of work-in-process, deferred development costs, cost of goods sold or research and development costs, as appropriate. Under US GAAP, non-refundable research and development tax credits are recorded as a reduction of the income tax expense. These adjustments have been tax effected.

E.	To record the tax effect of the US GAAP adjustments.